Exhibit 99.8

ENVIRONMENTAL SITE ASSESSMENT PHASE I

ARCOTRONICS BULGARIA
267, Tzar Osvoboditel street
Kyustendil
Bulgary

JULY 2007

ECOMAG for BLUE SKYE

ECOMAG Srl
Direzione Generale	Sede Legale
Centro Direzione Colleoni	Viale Vittorio Veneto, 4
Palazzo Cassiopea 3	20124 Milano-Italy
20041 Agrate Brianza MI - Italy	Capitale Sociale € 10.400,00 i.v.
Tel. +39 039 6423.1	R.E.A. Milano 1591447
Fax +39 039 6892060	C.F. /Reg. Imprese/P. IVA 12811050157
info@ecomag-aa.it

Agrate Brianza,	July 2007
Project n°	874

Messrs BLUE SKYE S.A.R.L. 26, Rue Philippe II L-2340 LUSSEMBURGO

For the Attention of: Mr Gianluca D’avanzo

OBJECT:	Environmental site assessment phase 1 of the ARCOTRONICS industrial site located in Kyustendil (Bulgary)

Dear Sirs,

In compliance with Your request, Ecomag, environmental, security and work health company of American Appraisal group, carried out an environmental site assessment phase I.

INDEX

1	EXECUTIVE SUMMARY	3

2	ENVIRONMENTAL ANALYSIS	4

3	DESCRIPTION	11

4	DOCUMENTS	15

5	OBJECTIVES AND LIMITING CONDITIONS	16

6	GENERAL SERVICE CONDITIONS	17

7	CLOSING REMARKS	20

874 – Ecomag for Blue Skye-

July 2007 – Final Report

Project Data

Proj. N.:	874

Prj Manager:	Chiara Faggioni

Site Visit Technicians:	Paolo Foi	Ecomag’s party

Site Visit Date:	12-13th July 2007

Reference person:	Guido Galleni	Arcotronics’s party

Building data

Country:	Bulgary

County:	Kyustendil

City:	Kyustendil

Address:	267, Tzar Osvoboditel street

Main Use:	Factory

Building typology:	Industrial complex	Bdg. N.	4

Gross Area (SLP):	20,000	sqm

Owner:	Arcotronics Spa

1    EXECUTIVE SUMMARY

In the next table all costs necessary to achieve the compliance judgement have been identified and subdivided in relation with the following different activities:

•                            Documents tracing;

•                            Technical check / In depth analysis;

•                            Physical adjustment / Management activity.

For each activity, identified costs have been classified as “sure” and/or “potential”:

•                            Sure costs: related to activities considered to be necessarily carried out. In this case costs have been subdivided into short, medium or long term, according to the urgency of the quoted activity;

•                            Potential costs: related to activities which could be necessary on the basis of the results coming from the quoted “sure” activity.

ENVIRONMENTAL SITE ASSESSMENT PHASE I

EXECUTIVE SUMMARY

COUNTRY	BULGARY
TOWN	Kyustendil
ADDRESS	267, Tzar Osvoboditel street

[GRAPHIC]	ADJUSTMENTS		SURE COSTS			POTENTIAL COSTS
	Adjustment typology	Description	Short Term 1st year	Medium Term 2nd-5th year	Long Term 6th-10th anno	min	MAX
ENVIRONMENTAL ASSESSMENT PHASE I
SOIL AND SUBSOIL	Physical adjustment/Management activity	We suggest residing safety basins and covering for the liquid substances or for the waste stored in the external area, in order to contain eventual leaks from the drums	Є 6.000
	Technical check/in depth analysis	As precautionary measure, we suggest carrying out a soil survey of phase II through boreholes and lab analysis, in particular in the area contiguous to the abandoned tanks.	Є 15.000
WASTES	Physical adjustment/Management activity	We suggest the removal and disposal of the various waste piled under in the open area.	Є 1.500
ASBESTOS	Physical adjustment/Management activity

Under the hypothesis that described materials contain asbestos, we suggest planning their future removal and disposal when their conditions should be deteriorated or in case of demolition of the building. We point out that this amount does not include the following costs: replacement, area occupancy and indirect costs.

						Є 30.000	Є 45.000

	SURE COSTS			POTENTIAL COSTS
TOTAL AMOUNT	Short Term 1st year	Medium Term 2nd-5th year	Long Term 6th-10th anno	min	MAX
	Є 22.500	Є —	Є —	Є 30.000	Є 45.000

2     ENVIRONMENTAL ANALYSIS

•      WATER: COMPLIANT

Water supply

Water for drinking use is supplied by the city public aqueduct. No well for drawing underground water is present.

Water is mainly used in the lavatories and for the cleaning of the pavements. The productive activity doesn’t involve the use of water.

Wastewaters

In the property waste water is produced from lavatories and from the collecting of rainwater from roofs and paved open areas.

The wastewater is discharged into the public sewer system without any preliminary treatment. Wastewaters from lavatories and rainwater aren’t kept separated and are discharged into the same sewerage system.

A contract is available for the wastewater treatment service, drawn up between the public authority and the factory manager.

According to the agreement, the public authority can collect samples of wastewaters to verify the respect of the limit values of pollution. On the basis of the discharge quality is fixed the fee for the service of water treatment for the subsequent year.

No change in the wastewaters quality has ever been detected since the start of the factory’s activity.

Adjustments

None

•          AIR EMISSIONS: COMPLIANT

Heating system

There is a diesel oil fed burner, used for the heating of the sheds and to produce warm water for sanitary uses.

No fumes analysis and combustion efficiency tests were done in the past years as they are not provided by laws in force.

Anyway, in the past the boiler was subject to a check-up to verify the quantity of consumed fuel. According to statements of the plant manager, the working of the burner was regular. No document regarding that control activity is available.

Boiler

Air emissions

By the plant used to produce the electric contacts on the capacitors, a dust suction system is installed in order to recycle zinc dust. The suction system is supplied with proper filters.

Dust emissions into the external air are not regulated by law, so no periodic check of the effluents from the flues is done.

According to Bulgarian regulations, this kind of plant doesn’t need any authorization as the productive activity is not considered dangerous for health and environment.

In accordance with the permit for the starting of the industrial activity, annual check of the air quality in the inner working areas is carried on. Temperature, moist, air speed and quantity of dusts are analyzed. Last control was carried out on the 20th of June 2006 and did not show any “non compliance”.

The permit released by the public authority expires in three years or in case of change of the productive cycle.

Dust suction system

•         SOIL AND SUBSOIL: COMPLIANT

Past contamination

The whole area had a mainly industrial use in the past. No detailed information is available about the past industrial activities before the refurbishment of year 2001 and about the possible use of dangerous substances within the site.

According to the statement of the plant manager, no underground storage tank was found in the area during the refurbishment works.

We point out the presence of three underground storage tanks and of one aboveground tank by the boundary of the subject property. They were probably containing fuel oil. On account of the proximity of the tanks to the site, we can not exclude the presence of soil contamination due to hydrocarbons leaks in the limited area around the tanks.

Neighbour storage tanks

No soil investigations have ever carried out in the area.

Underground storage tank

At the moment there are four underground storage tanks: two are used for the storage of castor-oil and two for the diesel oil of the burner.

All the plants were installed in 2002. During the document analysis, the conformity declaration of the tanks and the projects for their installation were found.

Underground storage tanks area in the back of the main building

Other potential soil contamination sources

Raw materials are mainly consisting of metals (tin, zinc) and metallized films.

In order to obtain the polymerization of the resin castor-oil is mixed with isocyanate.

This dangerous substance is stored in plastic tanks.

Raw materials and wastes are stored in paved spaces both in closed rooms and outside. Dusts of zinc are stored in metallic drums. No penthouse or safety basin is present to protect wastes from rainwater or to avoid leakages consequent on accidental collision with trucks or forklift truck.

During our site inspection no leakages were identified from the drums or from the plastic tank.

The compliance is subject to the improvement of the safety equipment in the storage areas.

Metal drums stored in the open area in the beck of the main building.

Adjustments

We suggest realizing safety basins and covering for the liquid substances or for wastes stored in the external area, in order to contain eventual leaks from the drums.

As precautionary measure, we suggest carrying out a soil survey of phase II through boreholes and lab analysis, in particular in the area contiguous to the abandoned tanks.

Further actions could be possible in consequence of the survey results; the evaluation of future actions is not possible at present, as well as the identification of the persons in charge for the incidental soil contamination and subsequent remediation works, if necessary.

•          WASTES: COMPLIANT

In the plant two kind of waste are mainly produced:

•                            Urban wastes coming from the offices activities, correctly disposed through the city service;

•                            Special wastes from the productive activity: mainly polymerized resin dusts and zinc dusts, film, packaging of plastic and cardboard.

In the following table there is the detailed of the produced special and dangerous substances:

Waste code	Waste typology

080399	Waste from activities of coating and print ink – not specified
110599	Waste from thermal treatments – not specified
130208	Other equipments oils and lubricants
140602	Other solvents and solvent mixtures
150101	Paper and cardboard packaging
150104	Metal packaging
160306	Organic wastes
160601	Lead batteries
200121	Neon lamps
200301	Mixed rest wastes

According to the permit for starting the productive activity, the resin dusts are not considered as dangerous wastes but inert material.

Zinc dusts are collected for re-use by a company authorized by the public authority.

All quantities of produced wastes are reported in a proper register, signed by the plant manager and checked by the government official.

The powdery special wastes are stored in metallic drums collected in different places inside the sheds or in the open area.

Moreover we point out the presence of small quantities of concrete debris and various waste piled up in a portion of the area.

The compliance is subject to the removal and disposal of the piled wastes.

Piles of various waste abandoned in the open area

The “physical” management within the site (storage waiting for removal and disposal) should be improved as described in the paragraph about “soil and subsoil”.

Adjustments

We suggest the removal and disposal of the various waste piled under the penthouse.

•          ASBESTOS CONTAINING MATERIALS: NOT DEFINABLE

According to the building refurbishment year (2001-2002), the presence of asbestos containing materials in the renewed buildings is almost unlikely.

During the site visit the following potentially asbestos containing materials were identified:

•                            fibres-concrete plates used as inner and outer walls and as ceiling – about 1,500 sqm;

•                            vinyl floor – about 20 sqm.

These materials are located within an old, unused penthouse. According to their aspect and year of installation the presence of asbestos in the described material is likely.

The maintenance conditions of the plates are fair, while the linoleum pavement is crumbling.

No sampling and analysis was carried on in the past to detect the presence of asbestos containing material in the plant.

According to the statement of the plant manager the demolition of the penthouse is planned to build the new entrance for the plant.

Fibres-concrete plates of the penthouse. The total surface of the slabs is estimated in 1,500 sqm.

Linoleum floor of the penthouse, about 20 sqm.

Adjustments

No action is necessary in the short term

Under the hypothesis that described materials contain asbestos, we suggest planning their future removal and disposal, in particular on account of the plan to build the new entrance.

•          MAN MADE VITREOUS FIBRES: COMPLIANT

During the site visit the presence of man made vitreous fibres was identified in the false ceiling currently installed in a portion of the main shed. According to the statement of the plant manager, the false ceiling was installed in 2006.

In consideration of the year of installation, the presence of dangerous fibres is almost unlikely.

Adjustments

None

•          PBC/PCT CONTAINING EQUIPMENTS: COMPLIANT

No PCB containing equipments are present within the plant as the old electric equipment was replaced with a new resin insulation transformer.

Adjustments

None

•          OZONE DEPLETING SUBSTANCES: COMPLIANT

No equipments containing ozone depleting substances are present.

Adjustments

None

•          NOISE EMISSIONS: COMPLIANT

Main noise emission sources are consisting of the dust filtering systems.

The manager of the plant reported that in the past a neighbour complained about the noise. As consequence of that complaint were installed panels to reduce the noise level. No further complaint was reported after the improvement of the plants. No document is available about the complaint and about the adjustment.

Adjustments

None

3     DESCRIPTION

3.1     Zoning

The site is located in the north-east portion of Kyustendil, in the old industrial suburb.

The industrial area is now mainly unused. The area borders mainly with neglected industrial settlements.

The entrance of the site is on the main road to Sofija ( E 871 ).

Zoning:

3.2      Site description

The site has an extension of about 20,000 smq; the covered portions extend on about 5,000 sqm.

Free areas are partially paved with asphalt or concrete and used as parking. The widest part of the open area is maintained as green area.

The property consists in two main buildings and two smaller penthouses.

The main buildings are entirely occupied by the productive activities and by offices. Both the main buildings have brick walls and concrete pillars. The roof is partially flat, covered with bituminous sheets.

Production halls of the two main buildings are characterized by double height and have an industrial pavement; only the office portion of the main building has tiled floor.

The third building, marked out by two concrete penthouses, is now used as machine shop.

The smallest building, completely empty and unused, consists in a prefabricated edifice made of fibre-concrete slabs: the roof is mate of metallic slabs.

The building is connected to the city water supply system, sewer system and to the electricity supplier company.

A portion of the area, close to one of the two small buildings, is occupied by iron scraps, iron barracks, tools and equipment.

Outside view of the green area in front of the main building

One of the main building

Concrete penthouse

Unused small penthouse

Underground storage tank location at the back of the main building

3.3      Site history

According to data received during the site inspection, the property was purchased in 2001. The area was completely abandoned an partially occupied by wastes, small penthouses and buildings in ruins.

The two main buildings were completely refurbished in 2001.

In 2002 the production activity started.

The site has been subject to an uninterrupted improvement during the years.

4         DOCUMENTS

All the analysed documents have been listed in the next table.

ENVIRONMENTAL DOCUMENTS

TOWN	Kyustendil	DISTR.	Kyustendil
ADRESS	267, Tzar Osvoboditel street

ENVIRONMENTAL

Date	Type of document	Object	Attachment	Notes
22/12/2003	Notarial Deed	Real estate sale-trade No 173, vol.IV, Reg. No 8570, file No 773 as of 2003	—	Purchase of a portion of the area: cadastral parcel 2
19/10/2001	Notarial Deed	Real estate sale-trade No199, vol.III, Reg. No 5460, file No 597 as of 2001	—	Purchase of the most part of the the area: cadastral parcels 1.5.9
06/11/2000	Letter No 5182 sent by the Ministry of Environment and Waters	With reference to enforcement of the Environmental Protection Act and the necessity of Envoronmental Protection and Recovery	—	—
28/11/2003	Standpoint No 26-007825 sent by the Ministry of Environment and Waters	Putting into exploitation of an object: Department of production of condensers and their elements, located in Section 381A, Regulated Landed Area V under the layout of Kyustendil Town	—	—
//	Order of Kyustendil Municipality	For confirmation Decision No 8 dated 12/03/2002 taken by a Municipal Council of Experts	—	—
//	Map for estimations of influence over environment	—	—	—
//	Application by’Kyustendilski Stroitel’ AD - Kyustendil and ‘Arkotroniks Bulgaria’ AD -Kyustendil	To the Main Architect of Kyustendil Municipality with reference to issuance of decisions for estimation the influence over environment	—	—
13/02/2007	Invoice No 0024	Invoice for the check up activity of the heating plant.	—	—
//	Letter by Kyustendil Water-supply and Sewage No 1160/02.04.07	For sending an attachment of two contracts for wastewater purification		—
//	Contract of Wastewater Purification concluded between Water-supply and ‘Sewage and Akrotroniks Bulgaria’ AD	Supplement No l for maximally admisible concentrations, Supplement No 2 for formation prices for wastewater purification	—	—
30/10/2006	Preliminary Contract No 354	For joining of the real estates and the users to the water-supply net and the sewage	—	—
08/06/2007	Decision No 12-DO-844-00 dated June 01, 2007 taken by the by the Ministry of Environment and Waters, Reference No 26-00-3974	Decision for temporary preservation of wastes	—	—
08/06/2007	Declaration n° 26-00-3974	Report Book of Industrial and Dangerous Wastes	—	—
//	Executive Documentation	Construction: outhouse to an existing market hall /department of fitments/ for O и B premise	—	—
12/08/2004	Layout issued by Kyustendil Municipality Ref. No 1013	—	—	—
14/02/2006	Registration Document No 12-RD-276-00 sent by the Ministry of Environment and Waters, Ref. No 26-00-471	Document of Registration of ‘Ecoresource BG’ EOOD		—
28/06/2005	Licence No 266 issued by the Ministry of Economics	Licence of trading with wastes from ferrous and non-ferrous metals of ‘Ecoresource BG’ EOOD	—	—

//	Certificate	Certificate of Accreditation No C 164 OKA issued by Kyustendil Regional Inspectorate of Public Health Protection and Control	—	—
20/06/2006	Certificate of Control No C 1388/20.06.2006	Identification of a control object: harmful substances in the air of the working environment ‘Department of Production of Condensers’	RECORD No PF 0178/35/20.06.2006	—
20/06/2006	Certificate of Control No C 1384/20.06.2006	Identification of a control object: microclimate	RECORD No PF 0178/130/20.06.2006	—
20/06/2006	Certificate of Control No C 1390/20.08.2006	Identification of a control object: harmful substances in the air of the working environment ‘Department of Production of Condensers’	RECORD No PF 0178/36/20.06.2006	—
03/11/2003	Certificate of Quality No 83 issued by ‘Kotlostroene’ AD	Feedtank	—	—

5          OBJECTIVES AND LIMITING CONDITIONS

5.1        Objectives of the analysis

Phase I Environmental Due Diligence: inspections and document analyses are carried out in order to verify that present and past activities comply with regulation and also in order to assess their possible environmental impact or contamination, without the execution of sampling, laboratory analysis, or technical tests.

During the inspection, analyses of the following were carried out:

•                            Sources of water supply;

•                            Water collection and draining system;

•                            Atmospheric emissions and the management thereof;

•                            Storage and management of special and hazardous waste materials;

•                            Potential sources of contamination of the soil and subsoil;

•                            Materials potentially containing asbestos (ACM) and the management thereof;

•                            Materials containing artificial vitreous fibers;

•                            Systems and equipment that may contain PCB/PCT synthetic oil;

•                            Materials hazardous to the ozone layer;

•                            Presence of noise emissions

5.2      Limits of the analysis

ECOMAG has chosen adequate levels and methods of analysis in order to determine the state of the property subject to inspection, with particular attention being paid to environmental liabilities.

All activities deemed appropriate and necessary for the specific circumstances of the analysis have been carried out.

The analysis is based on observing the site, analysing documents available on site or in the data room, and on information obtained from the competent authorities.

During the course of the analysis, any documents obtained that were different from those provided by the Client were not examined.

During the course of the environmental analysis, samples or analyses of materials, soil, and water were not carried out.

Therefore the possibility of additional liabilities that cannot be verified through a visual inspection or through a document analysis should not be excluded.

In cases where the documentation is not considered to be consistent with the dimensions of the property, with the activities carried out, and with the documentation required, in-depth studies aimed at keeping the property in compliance with the applicable regulations are recommended in the Conclusions.

Estimates were not obtained in order to determine the total costs of the works recommended and the costs applied are average values that have been estimated based on our experience with the type of work required.

It is the opinion of ECOMAG that the present or potential liabilities are those outlined in this report and in the relative attachments. However, it is not possible to completely exclude the presence of additional non-compliant situations in certain areas, in addition to those presented.

6         GENERAL SERVICE CONDITIONS

6.1      Agreement

The Contract governing this engagement, including these General Service Conditions, represents the entire agreement between ECOMAG and the Client. It supersedes any prior oral or written agreement and may not be altered except by the mutual agreements of all parties thereto.

6.2      Non transferability of Contract and Credit

None of the Parties can transfer the contract to Third Parties, either in whole or in part, without prior written agreement of the other Party, as provided for by art. 1406 c.c, except in the case of conveyance of the firm.

The Client may not delegate Third Parties to make the whole payment of the compensation in favour of ECOMAG, without the written agreement of ECOMAG.

The results of the analysis may be used exclusively by the Client. Only the signed Client may rely on the results of the analysis carried out by ECOMAG.

6.3      Communication

Both parties have the right to communicate information by means of electronic media including e-mail and faxes unless such communication forms are expressly prohibited in the Contract. The Client is expected to communicate and to give information to the Client Service Team assigned by ECOMAG to this engagement. The Client shall not assume nor enlist the Client Service Team assigned by ECOMAG to any work contemplated by the Contract to have knowledge of information provided to others not part of the team.

6.4      Contingent Fees

ECOMAG’s compensation is not contingent in any way upon its opinion or conclusions or upon any subsequent event directly related to those opinions or conclusions.

The Client shall pay ECOMAG’s invoices in accordance with their stated terms.

6.5      Confidentiality

ECOMAG is obligated to maintain the confidentiality of the Client’s confidential information with the same degree of care that ECOMAG uses to keep its own materials confidential and shall not disclose it to anyone or use it for any purpose whatsoever other than the Client’s engagement except in the event that ECOMAG is legally compelled to disclose such information. Should this situation arise, ECOMAG shall provide the Client with prompt written notice so that the Client may seek a protective remedy, if available.

ECOMAG is obligated to comply with the regulations included in the new code with regards to the protection of personal information (Legislative Decree n. 196 dated 30 June 2003).

ECOMAG shall have the right to provide access to work files as required to comply with any quality or compliance audits administered by any necessary accreditation or standards organization with which its employees are associated. Any such access shall continue to be subject to the same confidence by both ECOMAG and the applicable organization.

Information shall not be treated as confidential if:

i)         It is now or later becomes available to the public;

ii)        At the time of disclosure to ECOMAG, the information was already in its possession;

iii)       The information was obtained from a Third Party under no obligation of confidentiality to the Client.

ECOMAG shall have the right to include the Client’s name in its client list.

Possession of this report or any copy thereof does not carry with it the right of publication. No portion of this report shall be disseminated to Third Parties through prospectus, advertising, public relations, news, or any other means of communication without the written consent and approval of ECOMAG.

6.6      Force Majeure

Neither the Client nor ECOMAG shall be liable for delays or for failures to perform according to the terms of the Contract due to circumstances that are beyond their individual control.

6.7      Governing Law, Jurisdiction and Venue

This Contract shall be governed exclusively by the Italian Law.

Any disputes regarding these agreements will be handled exclusively by the Italian Judge and will fall within the territorial jurisdiction of the Court of Milan.

6.8      Indemnification

The Client shall indemnify and compensate ECOMAG for any and all losses, claims, actions, damages, expenses, or liabilities, including reasonable attorney fees, to which ECOMAG may become subjected in connection with this engagement, except for those judicially determined to have resulted from the negligence or intentional misconduct of ECOMAG.

ECOMAG shall indemnify and compensate the Client for any and all losses, claims, or expenses for bodily injury or property damage, in proportion to that which is caused by ECOMAG personnel or representatives during the performance of the engagement, except to the extent of the Client’s negligence.

ECOMAG’s liability to the Client shall in no event exceed the fees it receives as a result of the engagement, except to the extent determined to have resulted from the negligence or intentional misconduct of ECOMAG.

While on the Client’s premises, the personnel assigned by ECOMAG to any work contemplated by the Contract shall comply with all posted safety instructions or safety procedures requested by the Client.

6.9      Independent Contractors

ECOMAG and the Client shall operate as independent contractors with respect to each other. ECOMAG reserves the right to use subcontractors in executing the engagement. ECOMAG is an equal opportunity employer.

6.10   Matters Legal in Nature

ECOMAG has not carried out any investigation regarding the title of or any liabilities against the property appraised, nor has any examination been executed regarding cadastral, zoning, building, system, environmental, or safety characteristics though the analysis of documentation other than that supplied by the Client. ECOMAG has not obtained information and/or documents from public bodies, technical offices, or document archives, unless otherwise specified in the contract. Unless otherwise stated in the contract, ECOMAG has assumed that the owner’s claim is valid, the property rights are exercisable and transferable, and that there are no encumbrances that cannot be cleared through normal processes.

6.11   Reliance on Information Provided by the Client

ECOMAG is entitled to rely without independent verification on the accuracy and completeness of all of the information provided by the Client or its advisors upon which ECOMAG will base its conclusions, or which is simply cited in the report.

Although obtained from sources believed to be reliable, ECOMAG does not make any guarantee nor assume any responsibility regarding the truth or accuracy of any data, opinions, or estimates provided by others, unless the verification of such information is expressly stated.

6.12   Retention

Unless stipulated to the contrary in this proposal or in a subsequent written agreement, ECOMAG retains all files, documents, work papers, and other results, acquired during the course of the engagement as its property. Such materials will be retained for a maximum period of 5 years.

6.13    Standard of Performance

ECOMAG shall carry out the engagement in accordance with applicable professional standards. However, professional services usually involve judgements made in uncertain environments and based on an analysis of data that may be unverified or subject to change over time.

6.14    Limits of the Engagement

ECOMAG is only obligated to observe the conditions and speculations of the Contract regarding services specifically identified in the Contract itself and in any subsequent written agreements related to the adjustment of such services. Therefore this engagement is not applicable to any services that are not correlated, nor does it include the responsibility to update any work carried out once it has been completed.

Furthermore, ECOMAG reserves the right to refuse the provision of any additional services in any situation where it is deemed that such services may create a real or perceived conflict of interest, or in any situation where such activity may be illegal or in violation of applicable regulations or professional standards.

Should you find the parameters outlined above acceptable, we request that you send us a copy of the enclosed letter of acceptance dutifully filled out in its entirety and signed in accordance with art. 1341 and 1342 c.c.

7   CLOSING REMARKS

The present work was performed by ECOMAG staff:

•                            Mr Ermanno Pievani

•                            Mrs Chiara Faggioni

•                            Mrs Claudia Soravia

•                            Mr Paolo Foi

•                            Mr Michelangelo Longo

ECOMAG has carried out the present engagement as an environmental consultant, and is certain that the information contained in this report is in live with the expectations of any future beneficiaries.

For any clarifications or additional information, we ask that you please feel free to contact ECOMAG at your convenience.

Best Regards,

Agrate Brianza

ECOMAG – Environmental Management

/s/ Ermanno Pievani	/s/ Chiara Faggioni
Ermanno Pievani Technical Manager	Chiara Faggioni Engagement Manager